                                    EXHIBIT 99.2


                       FEDERAL DEPOSIT INSURANCE CORPORATION
                              Washington, D. C. 20006



                                      FORM 8-K



                                  CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                                 September 30, 1998
                                 ------------------
                      (Date of Report)(Date of Earliest Event)


                                BANK OF LOS ANGELES
                                -------------------
               (Exact Name of Registrant as Specified in its Charter)

                                     CALIFORNIA
                                     ----------
                   (State or Other Jurisdiction of Incorporation)


                                   (310) 843-1455
                                   --------------
                (Registrant's Telephone Number, Including Area Code)


                  23790                                 95-3612029
                  -----                                 ----------
        (FDIC Certificate Number)            IRS Employer Identification No.)



                            8901 Santa Monica Boulevard
                         West Hollywood, California  90069
                (Address of Principal Executive Offices) (Zip Code)

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ITEM 5.   OTHER EVENTS

          On September 30, 1998 Bank of Los Angeles, West Hollywood, California, ("Registrant") and Western Bancorp, Newport Beach, California announced that in accordance with the terms of the Agreement and Plan of Merger dated July 16, 1998, between Western Bancorp, Santa Monica Bank and Registrant, Western Bancorp had determined to reschedule the closing of the proposed merger between Santa Monica Bank and Registrant to October 30, 1998, or sooner, in order to permit Western Bancorp and Santa Monica Bank to more fully evaluate a lawsuit pending against Registrant alleging lender liability, among other claims.

     The lawsuit seeks alleged damages in excess of $30,000,000. Although Registrant continues to believe that plaintiffs' claims are without merit, negotiations have not achieved a mutually agreeable settlement. The lawsuit is currently scheduled to go to trial on November 2, 1998. The rescheduling of the closing of the proposed merger to October 30, 1998, will permit Western Bancorp and Santa Monica Bank further opportunity to evaluate this lawsuit and its impact.

     The lawsuit arose from a lending relationship which originated between World Trade Bank ("WTB") and Smart Clothes, Inc. ("Smart"). Registrant acquired the relationship as a result of the merger of WTB into Registrant, which occurred on or about November 15, 1995.

     According to the Complaint, Smart entered into negotiations with WTB to obtain working capital and receivable/inventory financing in October, 1994. Smart alleges that a loan commitment was made in February, 1995, outlining approval of a $500,000 SBA loan and receivable/inventory financing up to $1,000,000. On June 6, 1995, WTB tentatively approved the SBA loan, subject to final SBA approval and compliance with further covenants. SBA gave its approval on a working capital loan on August 2, 1995.

     Smart alleges that the loan package did not include a provision for receivable/inventory financing or a provision for subordination to another lender for that purpose. Smart further alleges that it was represented that WTB would consent to subordination.

     Smart contends that it lost immediate sales and income from the alleged failure of WTB to subordinate its collateral position to another lender and contends that Smart's subsequent failure was a direct result of the lack of a subordination agreement. The Complaint asserts seven causes of action for
(1) breach of loan agreement; (2) promissory estoppel; (3) intentional misrepresentation and concealment, (4) negligent misrepresentation and concealment; (5) rescission of guarantee; (6) reformation; and (7) interference with contractual relations. The Complaint seeks damages according to proof at time of trial, estimated to be in excess of $30,000,000, based upon claims of lost profits.

     Registrant asserts, by way of defense, that WTB never made any commitment to fund the receivable/inventory financing and the loan documentation clearly indicated that WTB would not subordinate its position to any other receivable/inventory financing lender, nor was any representation to that effect ever made by WTB personnel. Additionally, the borrower was fully aware of WTB's non-subordination position and was so advised by borrower's own legal counsel prior to signing the loan documents. Registrant has filed a cross-complaint against the borrower and the guarantors to collect the loan. If a reasonable settlement cannot be reached, registrant intends to vigorously defend the matter and remains confident that it will prevail at trial.

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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: October 1, 1998


                              BANK OF LOS ANGELES


                              By:  /s/ Adriana M. Boeka
                                   ------------------------------
                              Name:     Adriana M. Boeka
                              Title:    Chairman of the Board